                                                                      EXHIBIT 12




                           MCII HOLDINGS (USA) INC.


              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES





                                                         --------------  -------------  -------------  ------------- --------------
                                                              1994            1995           1996           1997           1998
                                                         --------------  -------------  -------------  -------------  --------------

Income from continuing operations before                        728395    #
provision for income taxes                               $       -7041    $     25460   $      46148   $      59429   $       69871

Add:                                                              8741
    Interest expense, including amortization                      2421          12855          12857          14881           16816
    Allocated interest                                           15587    #     22099           3172           6978            3164
    Finance interest                                               984           2658           3605           2394            2765
                                                         --------------  -------------  -------------  -------------  --------------
                                                                 91233
      Earnings, as adjusted                              $      111925    $     63072   $      65782   $      83682   $       92616
                                                         ==============  =============  =============  =============  ==============



Fixed charges:
    Interest expense, including amortization                      2421          12855          12857          14881           16816
    Allocated interest                                           15587          22099           3172           6978            3164
    Finance interest                                              -502           2658           3605           2394            2765
                                                         --------------  -------------  -------------  -------------  --------------

                        Fixed charges                    $        3482    $     37612   $      19634   $      24253   $       22745
                                                         ==============  =============  =============  =============  ==============

                                                                                    *
Ratio of earnings to fixed charges                                (1.0)           1.7            3.4            3.5             4.1
                                                         ==============  =============  =============  =============  ==============



*   Earnings were inadequate to cover fixed charges
    Coverage deficiency was $7,041